Exhibit 10.14

Amendment to Symmetry Medical Inc.

2004 Employee Stock Purchase Plan

This AMENDMENT TO SYMMETRY MEDICAL INC. 2004 EMPLOYEE STOCK PURCHASE PLAN is effective as of March 21, 2005. All capitalized terms used herein and not defined shall have the meanings given to them in the Symmetry Medical Inc. 2004 Employee Stock Purchase Plan (the “Plan”).

WHEREAS, the Board of Directors of Symmetry Medical Inc. (the “Board”) approved the Plan on December 2, 2004;

WHEREAS, the Board desires to amend and restate certain provisions of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 9(a) of the Plan is hereby amended and restated in its entirety as follows:

Delivery of Shares. The Company will hold in book-entry the shares of Common Stock purchased by each Participant under the Plan. Upon receipt of written request from or on behalf of a Participant, the Company shall, as promptly as practicable, arrange for the delivery to such Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account for the benefit of such Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the shares purchased under the Plan, and the Company shall assume, for tax purposes, such Participant’s disposition of the underlying shares (unless such Participant clearly advises the Company otherwise in writing). In the event that a Participant provides a written statement of his intention not to sell or otherwise dispose of such shares as set forth in the foregoing sentence, such Participant shall be required to report to the Company any subsequent disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that such disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Participant must remit to the Company an amount sufficient to satisfy those requirements.

2. Section 15(b) of the Plan is hereby amended and restated in its entirety as follows:

Requirements of Exchange Act. Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.